Exhibit 13.1

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each undersigned officer of Anheuser-Busch InBev SA/NV (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended 31 December 2009 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 14 April 2010	By:	/s/ Carlos Brito
	Name:	Carlos Brito
	Title:	Chief Executive Officer

Date: 14 April 2010	By:	/s/ Felipe Dutra
	Name:	Felipe Dutra
	Title:	Chief Financial Officer